UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
Check the appropriate box:
☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement
Accenture SCA
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ACCENTURE SCA
Notice of General Meeting of Shareholders
to be held on November 15, 2005
     The shareholders of Accenture SCA, a Luxembourg societe en commandite par actions registered with the Luxembourg Trade and Companies Register under the number B 79 874, with a registered office at 46A, avenue JF Kennedy, L-1855 Luxembourg (“Accenture SCA”), are cordially invited to attend the
GENERAL MEETING
which will be held on November 15, 2005, at 12:00 noon, local time, at the offices of Allen & Overy Luxembourg at 58, rue Charles Martel, L-2134 Luxembourg with the following agenda:
1.	Presentation of (i) the report on the annual accounts issued by the general partner and (ii) the report of the commissaire aux comptes of Accenture SCA;

2.	Approval of (i) the balance sheet, (ii) the profit and loss accounts and (iii) the notes to the accounts.

3.	Allocation of the results of Accenture SCA as of August 31, 2005 and, without prejudice to the terms of article 5 paragraph 5 of Accenture SCA’s Articles of Association, declaration of a cash dividend in a per share amount of USD $0.30 to each holder of a Class I common share of Accenture SCA of record as of October 12, 2005 and authorization to the general partner to determine any applicable terms in respect of the payment of the dividend;

4.	Discharge of the general partner, the commissaire aux comptes and the supervisory board in connection with the fiscal year ended August 31, 2005;

5.	Appointment of the members of the supervisory board;

6.	Reappointment of the commissaire aux comptes of Accenture SCA; and

7.	Reappointment of KPMG LLP as the independent auditor of Accenture SCA.
     The foregoing items of business are more fully described in the information statement accompanying this notice.
     Shareholders may obtain, free of charge, copies of (a) the balance sheet, (b) the profit and loss accounts, (c) the notes to the accounts, (d) the list of securities held by Accenture SCA, (e) the list of shareholders, if any, who have not fully paid up their shares with an indication of the number of shares and their contact details, (f) the report of the general partner and (g) the report of the commissaire aux comptes, by making a written request to the general partner at Accenture Ltd, 1661 Page Mill Road, Palo Alto, California 94304, United States of America, Attention: Secretary or at Accenture’s registered office at 46A, avenue JF Kennedy, L-1855 in Luxembourg.
     The general partner has fixed the close of business in Luxembourg on October 12, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. This means that only those persons who were registered holders of Accenture SCA Class I common shares, Class II common shares or Class III common shares (including the Class III letter shares) at the close of business on that date will be entitled to receive notice of the meeting and to attend and vote at the meeting.
     The general partner is not asking you for a proxy in connection with the General Meeting and you are requested not to send us a proxy.

ACCENTURE LTD, acting as general partner of Accenture SCA
Dated: October 26, 2005

INFORMATION STATEMENT
GENERAL INFORMATION
WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
DATE, TIME AND PLACE
     This information statement is provided to the shareholders of Accenture SCA, a Luxembourg partnership limited by shares with registered and principal executive offices at 46A, avenue JF Kennedy, L-1855 Luxembourg (“Accenture SCA”), in connection with the General Meeting of Accenture SCA’s shareholders to be held at 12:00 noon local time on November 15, 2005 (the “General Meeting”). The General Meeting will be held at the offices of Allen & Overy Luxembourg at 58, rue Charles Martel, L-2134 Luxembourg. This information statement is being sent to shareholders on or about October 26, 2005.
WHO CAN VOTE; VOTES PER SHARE
     All persons who are registered holders of Accenture SCA Class I common shares, Class II common shares or Class III common shares (together with the Class III letter shares, the “Class III common shares”) at the close of business in Luxembourg on October 12, 2005 are shareholders of record for the purposes of the General Meeting and will be entitled to vote at the General Meeting. As of the close of business on that date there were outstanding 316,573,074 Class I common shares held by 1,953 shareholders of record, 470,958,308 II common shares, all of which are held by Accenture Ltd, the general partner of Accenture SCA, and 525,579,903 Class III common shares (which number does not include issued shares held by subsidiaries of Accenture SCA), all of which are also held by Accenture Ltd. These shareholders of record will be entitled to one vote per Class I common share, Class II common share and Class III common share on all matters submitted to a vote of shareholders, so long as those votes are represented at the General Meeting. Your shares will be represented if you attend and vote at the General Meeting in person or by proxy.
QUORUM AND VOTING REQUIREMENTS
     There are seven ordinary items to be considered at the General Meeting.
     Under Luxembourg law and Accenture SCA’s Articles of Association, there are no quorum requirements for ordinary items on the agenda of a General Meeting. In order to be approved, ordinary items being considered require the affirmative vote of a majority of the votes cast.
     The general partner of Accenture SCA, Accenture Ltd, intends to vote all of the Class II common shares and Class III common shares that it holds in favor of approving each of the proposals to be voted upon at the General Meeting. Accenture Ltd holds 75.9% of the aggregate outstanding Accenture SCA Class I common shares, Class II common shares and Class III common shares, and therefore will have the power, acting by itself, to approve all matters scheduled to be voted upon at the General Meeting.

ITEMS OF BUSINESS FOR THE GENERAL MEETING
     The agenda for the General Meeting includes the following items of business:
ITEM NO. 1—PRESENTATION OF THE ANNUAL ACCOUNTS AND REPORT OF THE COMMISSAIRE AUX COMPTES
     At the General Meeting, shareholders will be presented the report on the annual accounts issued by the general partner and the report of the commissaire aux comptes.
ITEM NO. 2—APPROVAL OF THE FINANCIAL STATEMENTS FOR THE YEAR ENDED AUGUST 31, 2005
     At the General Meeting, shareholders of Accenture SCA will vote on the approval of the balance sheet, the profit and loss accounts, the notes to the accounts and the allocation of the results of Accenture SCA as of August 31, 2005.
ITEM NO. 3—ALLOCATION OF THE RESULTS OF ACCENTURE SCA AS OF AUGUST 31, 2005 AND DECLARATION OF A PER SHARE CASH DIVIDEND OF USD $0.30 ON CLASS I COMMON SHARES
     At the General Meeting, the shareholders of Accenture SCA will vote on the question of whether to authorize the payment of a per share cash dividend of USD $0.30 on the Class I common shares to shareholders of record as of October 12, 2005, in the manner provided in Article 5 of Accenture SCA’s Consolidated Updated Articles of Association as at 28 June 2005.
     Following the allocation of net profits to the payment of any dividend voted on above – the balance of the net profits will be allocated to the distributable reserves of Accenture SCA.
ITEM NO. 4—DISCHARGE OF THE GENERAL PARTNER, COMMISSAIRE AUX COMPTES AND SUPERVISORY BOARD
     At the General Meeting, shareholders of Accenture SCA will vote on the discharge of the general partner, the commissaire aux comptes and the supervisory board in connection with the fiscal year ended August 31, 2005.
ITEM NO. 5—APPOINTMENT OF MEMBERS OF THE SUPERVISORY BOARD
     At the General Meeting, shareholders of Accenture SCA will vote on the appointment of the members of its supervisory board. The general partner, Accenture Ltd, has nominated for appointment to the supervisory board the following three persons to serve for the ensuing year until the next general meeting of shareholders:
Joe W. Forehand
William D. Green
Carlos Vidal
     All of the foregoing nominees currently serve on the supervisory board.
     Accenture SCA has no board of directors or officers. Accenture Ltd, as the sole general partner of Accenture SCA, is vested by Accenture SCA’s Articles of Association with the management of Accenture SCA and is in charge of Accenture SCA’s management and operations.
ITEM NO. 6—APPOINTMENT OF THE COMMISSAIRE AUX COMPTES OF ACCENTURE SCA
     At the General Meeting, the shareholders of Accenture SCA will vote on the reappointment of the Financial Controller (“commissaire aux comptes”) of Accenture SCA located at 46A, avenue JF Kennedy, L-1855 Luxembourg for the fiscal year ended August 31, 2006. The Financial Controller will have certain bookkeeping responsibilities, including the preparation and presentation of local statutory unconsolidated accounts as required by Luxembourg law. The Financial Controller is not expected to attend the Annual General Meeting.

ITEM NO. 7—RE-APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF ACCENTURE SCA
     At the General Meeting, the shareholders of Accenture SCA will vote on the re-appointment of KPMG LLP as independent auditors of the Accenture group’s consolidated accounts for the fiscal year ending August 31, 2006. No representative of KPMG LLP is expected to attend the General Meeting.
     The shareholders will also vote on any other business that properly comes before the General Meeting.
DIRECTORS AND EXECUTIVE OFFICERS
Director Biographies
     Accenture SCA does not have any directors or officers. The three nominees for appointment to Accenture SCA’s supervisory board are directors of Accenture SCA’s general partner, Accenture Ltd. Set forth is information related to the directors and officers of Accenture Ltd.

Supervisory Board Nominees

Joe W. Forehand 57 years old Chairman of the Board	Joe W. Forehand has been Chairman of the Board of Accenture Ltd since February 2001. From November 1999 to August 2004, he was the Chief Executive Officer and served as Chairman of the Management Committee, Executive Committee and Global Leadership Council. Mr. Forehand has been with Accenture for 33 years. Mr. Forehand’s current term as director expires at the annual general meeting of shareholders in 2008.

William D. Green 52 years old	William D. Green has been a director since June 2001 and Chief Executive Officer and Chairman of Executive Leadership Team since September 2004. From March 2003 to August 2004 he was Chief Operating Officer—Client Services, and from August 2000 to August 2004 he was Country Managing Director, United States. Mr. Green has been with Accenture for 27 years. Mr. Green’s current term as director expires at the annual general meeting of shareholders in 2006.

Carlos Vidal 51 years old Member, Finance Committee	Carlos Vidal has been a director since February 2003, Chair—Senior Executive Income Committee since March 2003 and Managing Partner—Geographic Strategy & Operations since September 2004. In addition, Mr. Vidal has been Country Managing Director, Spain since December 1998 and Chairman of the Geographic Council for Spain, Portugal, South Africa, Nigeria and Israel since 2000. From March 2000 until September 2004, he was Managing Partner—Financial Services, NEWS operating unit (which included, at the time, the United Kingdom, Ireland, Italy, Greece, Eastern Europe, Latin America, Spain and Portugal). Mr. Vidal has been with Accenture for 30 years. Mr. Vidal’s current term as director expires at the annual general meeting of shareholders in 2006.

Other Current Directors

Steven A. Ballmer 49 years old	Steven A. Ballmer has been a director since October 2001. He is chief executive officer and a director of Microsoft Corp. Since joining Microsoft in 1980, Mr. Ballmer has headed several Microsoft divisions, including operations, operating systems development, and sales and support. He was promoted to president in July 1998 and was named chief executive officer in January 2000. Mr. Ballmer’s current term as director expires at the annual general meeting of shareholders in 2006.

Dina Dublon 52 years old Member, Compensation Committee Chair, Finance Committee	Dina Dublon has been a director since October 2001. From December 1998 until December 2004, she was chief financial officer of J.P. Morgan Chase & Co. and its predecessor company. Prior to being named chief financial officer, she held numerous other positions, including corporate treasurer, managing director of the Financial Institutions Division and head of asset liability management. She is a director of Microsoft Corp. and of PepsiCo, Inc. Ms. Dublon’s current term as director expires at the annual general meeting of shareholders in 2006.

Dennis F. Hightower 63 years old Member, Compensation Committee Member, Nominating & Governance Committee	Dennis F. Hightower has been a director since November 2003. From May 2000 until his retirement in March 2001, he was chief executive officer of Europe Online Networks S.A., a Luxembourg-based Internet services provider. He is a director of Domino’s Inc., Northwest Airlines Corporation, The Gillette Company and The TJX Companies Inc. Mr. Hightower’s current term as director expires at the annual general meeting of shareholders in 2007.

William L. Kimsey 63 years old Member, Audit Committee	William L. Kimsey has been a director since November 2003. From October 1998 until his retirement in September 2002, Mr. Kimsey was global chief executive officer of Ernst & Young Global. He is a director of Western Digital Corporation, Royal Caribbean Cruises Ltd and NAVTEQ Corporation. Mr. Kimsey’s current term as director expires at the annual general meeting of shareholders in 2007.

Supervisory Board Nominees
Robert I. Lipp 67years old Member, Finance Committee Member, Nominating & Governance Committee	Robert I. Lipp has been a director since October 2001. He is a senior advisor at J.P. Morgan Chase & Co. From April 2004 to September 2005, he was executive chairman of St. Paul Travelers Companies Inc. From December 2001 to April 2004, Mr. Lipp was chairman and chief executive officer of Travelers Property Casualty Corp. Mr. Lipp also served as chairman of the board of Travelers Property Casualty Corp. from 1996 to 2000 and from January 2001 to October 2001. During 2000 he was a vice-chairman and member of the office of the chairman of Citigroup. Mr. Lipp is a director of St. Paul Travelers Companies Inc. and JP Morgan Chase & Co. Mr. Lipp’s current term as director expires at the annual general meeting of shareholders in 2007.

Blythe J. McGarvie 48 years old Chair, Audit Committee	Blythe J. McGarvie has been a director since October 2001. She is president of Leadership for International Finance, LLC, a firm that focuses on improving clients’ financial positions and providing leadership seminars for corporate and academic groups. From July 1999 to December 2002, she was executive vice president and chief financial officer of BIC Group. She is a member of the board of directors of The Pepsi Bottling Group, Inc., The St. Paul Travelers Companies, Inc. and Lafarge North America Inc. Ms. McGarvie’s current term as director expires at the annual general meeting of shareholders in 2008.

Sir Mark Moody-Stuart 65 years old Chair, Compensation Committee Member, Finance Committee Lead Outside Director	Sir Mark Moody-Stuart has been a director since October 2001 and Accenture Ltd’s Lead Outside Director since November 2002. He is chairman of AngloAmerican plc, former chairman of The Shell Transport and Trading Company and former chairman of the Committee of Managing Directors of the Royal Dutch/Shell Group of Companies. From July 1991 to June 2001, he was managing director of Shell Transport and a managing director of Royal Dutch/Shell Group. In addition to Anglo American plc, Sir Mark is a director of HSBC Holdings PLC. Sir Mark’s current term as director expires at the annual general meeting of shareholders in 2008.

Wulf von Schimmelmann 58 years old Member, Audit Committee Chair, Nominating & Governance Committee	Wulf von Schimmelmann has been a director since October 2001. He is chief executive officer of Deutsche Postbank AG, Germany’s largest independent retail bank. He is also a member of the board of directors of Deutsche Post World Net Group. Mr. von Schimmelmann’s current term as director expires at Accenture Ltd’s annual general meeting of shareholders in 2007.
Audit Committee
     The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended, consists of three of our non-employee directors: Blythe J. McGarvie, who is chairwoman of the committee, William Kimsey and Wulf von Schimmelmann. The Board has determined that each of the committee members meets the independence standards set forth in Accenture’s Corporate Governance Guidelines, as well as the current independence and financial experience requirements of the New York Stock Exchange. In addition, the Board has determined that Ms. McGarvie is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission.
Executive Officers
     Martin I. Cole, 49, has been our Chief Executive—Government Operating Group since September 2004. From September 2000 to August 2004, he served in leadership roles in our outsourcing group, including serving as Global Managing Partner of our Outsourcing & Infrastructure Delivery group. Mr. Cole has been with Accenture for 25 years.
     Joellin Comerford, 53, has been our Chief Executive—Outsourcing & BPO Businesses since September 2004. She was Chief Executive—Outsourcing Operations from February 2004 to September 2004 and our Group Director—Sales Development from March 2003 to February 2004. From September 2002 to March 2003, she was managing partner of Corporate Development in the Americas. From September 2000 to August 2002, Ms. Comerford was managing partner of Ventures & Alliances in our Communications & High Tech operating group. Ms. Comerford has been with Accenture for 28 years.

     Anthony G. Coughlan, 48, has been our Principal Accounting Officer since September 2004 and our Controller since September 2001. From September 2000 to September 2001, Mr. Coughlan was co-managing partner of our Central Finance group. Mr. Coughlan has been with Accenture for 27 years.
     Karl-Heinz Flöther, 53, has been our Chief Executive—Technology & Delivery since May 2005. From December 1999 to May 2005 he was our Chief Executive—Financial Services Operating Group. In addition, Mr. Flöther served as one of our directors from June 2001 to February 2003. Mr. Flöther has been with Accenture for 26 years.
     Mark Foster, 46, has been our Chief Executive—Products Operating Group since March 2002. From September 2000 to March 2002 he was managing partner of our Products operating group in Europe. Mr. Foster has been with Accenture for 21 years.
     Robert N. Frerichs, 53, has been our Chief Quality & Risk Officer since September 2004. From November 2003 to September 2004, he was chief operating officer of our Communication & High Tech operating group. From August 2001 to November 2003, he led the market maker team for our Communications & High Tech operating group. Prior to these roles, Mr. Frerichs held numerous leadership positions within our Communications & High Tech operating group. Mr. Frerichs has been with Accenture for 29 years.
     William D. Green, 52, has been our Chief Executive Officer and Chairman of our Executive Leadership Team since September 2004 and a director since June 2001. From March 2003 to August 2004 he was our Chief Operating Officer—Client Services, and from August 2000 to August 2004 he was our Country Managing Director, United States. Mr. Green has been with Accenture for 27 years.
     Adrian Lajtha, 48, has been our Chief Executive—Financial Services Group since May 2005. From February 2000 to May 2005 he was managing partner of our Financial Services operating group in the United Kingdom and Ireland. Mr. Lajtha has been with Accenture for 26 years.
     Michael G. McGrath, 59, has been our Chief Financial Officer since July 2004. From November 2001 to July 2004 he was our Chief Risk Officer. He was our Treasurer from June 2001 to November 2001. From September 1997 to June 2001, Mr. McGrath was our Chief Financial Officer. Mr. McGrath has been with Accenture for 32 years.
     Stephen J. Rohleder, 48, has been our Chief Operating Officer since September 2004. From March 2003 to September 2004, he was our Chief Executive—Government Operating Group. From March 2000 to March 2003, he was managing partner of our Government operating group in the United States. Mr. Rohleder has been with Accenture for 24 years.
     Douglas G. Scrivner, 54, has been our General Counsel and Secretary since January 1996 and our Compliance Officer since September 2001. Mr. Scrivner has been with Accenture for 25 years.
     David C. Thomlinson, 49, has been our Chief Executive—Resources Operating Group since June 2003. From April 2002 to April 2003, he was managing partner of our Resources operating group in the EMEA region (encompassing Europe, the Middle East and Africa) and in Latin America. From April 2001 to April 2002, he was managing partner of the Utilities industry group in North America. From 1998 to April 2001, Mr. Thomlinson was responsible globally for the lines of business operations within the Utilities industry group and managing partner of the Utilities industry group in the EMEA region. Mr. Thomlinson has been with Accenture for 19 years.
     Diego Visconti, 56, has been our Chief Executive—Communications & High Tech Operating Group since March 2003. From 1995 to March 2003, he was responsible for our Communications & High Tech operating group in Europe and Latin America. From 1997 until May 2002, he was also the Country Managing Partner of our Italy practice. In addition, Mr. Visconti served as one of our directors from July 2001 to February 2003. Mr. Visconti has been with Accenture for 29 years.
CERTAIN TRANSACTIONS AND RELATIONSHIPS
Partner Liquidity Arrangements
     Accenture Ltd and the supervisory board of Accenture SCA have approved the pledge of covered shares to Salomon Smith Barney, Inc. (“SSB”) to secure personal loans to all Accenture partners and former partners (not including any of Accenture Ltd’s directors or executive officers) in amounts agreed by SSB and its borrowers. As a condition to obtaining the right to make these personal loans, SSB has agreed to take all covered shares pledged subject to the transfer restrictions imposed on pledging partners or former partners pursuant to the provisions contained in Accenture’s various charter documents. Consequently, foreclosures by SSB on those pledged shares and any subsequent sales of those shares by SSB are restricted to the same extent they would be in the hands of the pledging partner or former partner.

Partner Tax Costs
     We have informed our partners that if a partner reports for tax purposes the transactions involved in connection with our transition to a corporate structure, we will provide a legal defense to that partner if his or her reporting position is challenged by the relevant tax authority. In the event such a defense is unsuccessful, and the partner is then subject to extraordinary financial disadvantage, we will review such circumstances for any individual partner and find an appropriate way to avoid severe financial damage to that individual partner.
Transactions with Directors
     Berthold von Schimmelmann is employed by Accenture at an annual salary of approximately $66,000 for fiscal 2006. Mr. von Schimmelmann is the son of Wulf von Schimmelmann, one of Accenture Ltd’s outside directors.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
     The following table sets forth, for fiscal years 2005, 2004 and 2003, the compensation for the Chief Executive Officer and for each of the four most highly compensated executive officers of Accenture Ltd, other than the Chief Executive Officer, serving as executive officers at the end of fiscal 2005. These five persons are referred to, collectively, as the “Named Executive Officers.”

	Annual Compensation					Long-Term Compensation Awards
						Restricted	Securities
					Other Annual	Share Unit	Underlying	All Other
		Salary	Bonus		Compensation	Award(s)	Options	Compensation
	Year	($)	($)(1)		(#)(3)	($)(4)	(#)(5)	($)
William D. Green	2005	2,107,500	199,362		—	3,749,990	—	—
Chief Executive Officer	2004	1,639,500	79,282		—	—	—	—
	2003	1,518,000	67,735		—	—	—	—

Michael G. McGrath	2005	1,785,808	1,122,929	(2)	—	—	27,335	—
Chief Financial Officer	2004	1,451,535	66,066		—	—	—	—
	2003	1,716,000	76,570		—	—	—	—

Mark Foster	2005	2,211,040	202,612		—	1,874,995	32,529	—
Chief Executive—Products	2004	1,557,748	72,350		—	—	—	—
Operating Group	2003	1,234,916	44,333		—	—	—	—

Karl-Heinz Flöther	2005	2,063,106	191,609		—	1,874,995	28,975	—
Chief Executive—Technology &	2004	1,482,226	71,638		—	—	—	—
Delivery	2003	1,261,069	56,282		—	—	—	—

Diego Visconti	2005	1,648,930	178,780		—	1,874,995	25,968	—
Chief Executive—Communications	2004	1,302,130	80,556		—	—	—	—
& High Tech Operating Group	2003	1,225,695	56,985		—	—	—	—

(1)	Except as otherwise indicated, consists of variable compensation payments.

(2)	Includes a cash incentive bonus of $967,500 in connection with Mr. McGrath’s July 12, 2004 appointment and continued service as Chief Financial Officer of the Company.

(3)	The aggregate amount of perquisites and other personal benefits, securities or property received by any Named Executive Officer does not exceed $50,000.

(4)	On March 4, 2005, each of Mssrs. Green, Foster, Flöther and Visconti was granted a performance-based award of restricted share units. Mr. Green received an award of 147,812 restricted share units and each of Mssrs. Foster, Flöther and Visconti received an award of 73,906 restricted share units. These restricted share units may vest, in whole or in part, at the end of Accenture’s fiscal year ending August 31, 2007. The vesting schedule for the award is based on the achievement of certain targets for the period starting on September 1, 2004 and ending on August 31, 2007 (the “Performance Period”), and vests based on two different sets of performance criteria. Up to 50% of the award will vest, in whole or in part, based upon Accenture’s total shareholder return, as compared to a group of peer companies during the Performance Period. The remaining 50% of the award will vest, in whole or in part, based upon the achievement of operating income targets by Accenture for the Performance Period. If dividends are declared on Accenture Ltd Class A common shares while the restricted share units are outstanding, the number of restricted share units to be granted will be adjusted to reflect the payment of such dividends. At August 31, 2005, the value of Mr. Green’s award was $3,606,613, and the value of each of award granted to Mssrs. Foster, Flöther and Visconti was $1,803,306, based upon the last reported price of Accenture Ltd Class A common shares on that date.

(5)	Indicates the number of Accenture Ltd Class A common shares underlying options granted on February 18, 2005.

Compensation Committee Interlocks
     We do not have any compensation committee interlocks. Accenture Ltd’s Compensation Committee is comprised solely of independent directors: Sir Mark Moody-Stuart (who continues to serve as chair), Dina Dublon and Dennis F. Hightower.
Compensation of Executive Officers
     For fiscal 2005, the compensation of our senior executives who formerly held the “partner” title, including the compensation of the executive officers, was determined based on the “unit” level of these senior executives and on amounts budgeted for senior executive compensation. Relative levels of compensation, or unit allocation, were determined by a committee that includes the Chief Executive Officer and the members of our Executive Leadership Team, which reviewed evaluations and recommendations concerning the performance of these senior executives and prepared an income plan for fiscal 2005 compensation for these senior executives. Pursuant to the terms of the partners matters agreement, the income plan was approved by a 66 2/3% vote of the senior executives who are a party to the partner matters agreement and, with respect to the Chief Executive Officer and the other principal executive officers of Accenture Ltd, unit allocation for these executives was approved by the Compensation Committee of the Board of Directors of Accenture Ltd.
     As part of Accenture’s budgeting process, the Board of Directors approves budgeted amounts for Accenture’s results and cash compensation to its senior executives, with each such individual receiving his or her compensation based on his or her unit allocation. Accenture pays a portion of the total budgeted compensation as a fixed component of compensation and may pay the remainder of the budgeted amount, or more, as a bonus based on actual operating results (compared to budgeted amounts) and individual performance.
Compensation of Outside Directors
     No director who is an Accenture employee receives additional compensation for serving as a director.
     Except as noted below, each director who is not an employee of Accenture Ltd or its subsidiaries receives the following compensation:
•	upon appointment to the Board of Directors, an initial grant of fully-vested restricted share units having, at the time of grant, an aggregate market value of $150,000, with delivery scheduled after twelve months;

•	an annual grant of fully-vested restricted share units having, at the time of grant, an aggregate market value of $150,000, with delivery scheduled after twelve months; and

•	an annual retainer of $70,000, which may be received in the form of cash, fully-vested restricted share units with delivery scheduled after twelve months or a combination of cash and restricted share units except that our Lead Outside Director receives an annual retainer of $125,000.
In addition, certain directors receive additional cash compensation for their service on the Board of Directors:
•	each member of the Audit Committee receives compensation of $5,000 each year; and

•	the Chairperson of each committee of the Board of Directors receives compensation of $5,000 each year, except that the Chairperson of the Audit Committee receives compensation of $10,000 each year.
     Furthermore, in February 2005 the Board of Directors adopted a policy requiring each outside director to, within three years of his or her appointment and for the duration of that director’s service, retain ownership of Accenture equity having a market value equal to three times the value of the annual equity grants being made to directors at the time at which the ownership requirement is assessed.
     Steven A. Ballmer has elected not to receive any compensation for his service as a director, and the Nominating & Governance Committee has determined that Mr. Ballmer will not be subject to the equity ownership requirements described above.
Employment Contracts
     Each of the Chief Executive Officer and our Named Executive Officers who are current Accenture employees has entered into an annual employment agreement which is renewed automatically each year. The employment agreements, which are standard employment contracts for Accenture highest-level senior executives, provide that these executive officers will receive compensation as determined by Accenture. Pursuant to the employment agreements, each of the executive officers has also entered into a non-competition agreement whereby each has agreed that, for a specified period, he or she will not (1) associate with and engage in competing services for any competitive enterprise; or (2) solicit or assist any other entity in soliciting any client or prospective client for the purposes of providing competing services, perform competing services for any client or prospective client, or interfere with or damage any relationship between us and a client or prospective client. In addition, each of these executive officers has agreed that for the restricted period he or she will not solicit or employ any Accenture employee or any former employee who ceased working for us within an 18-month period before or after the date on which the executive officer’s employment with us or any of our affiliates terminated.
Option Grants in Last Fiscal Year

						Potential Realizable Value at
						Assumed Annual Rates of Stock
						Price Appreciation for Option
	Individual Grants					Term($)
			Percent of
	Number of		Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	or Base
	Option/SARs		Employees in	Price	Expiration
Name	Granted (#)		Fiscal Year	($/share)	Date	5%	10%
William D. Green	—		—	—	—	—	—
Michael G. McGrath	27,335	(1)	0.13%	$24.73	2/18/2015	$425,129	$1,077,361
Mark Foster	32,529	(2)	0.15%	24.73	2/18/2015	505,909	1,282,074
Karl-Heinz Flöther	28,975	(3)	0.14%	24.73	2/18/2015	450,636	1,141,999
Diego Visconti	25,968	(1)	0.12%	25.44	2/18/2015	385,452	1,005,067

(1)	Consists of a stock option granted on February 18, 2005. All shares were fully vested as of the grant date.

(2)	Consists of a stock option granted on February 18, 2005. One-third of the shares vested on August 31, 2005, and an additional one-third of the shares will vest on each of August 31, 2006 and August 31, 2007.

(3)	Consists of a stock option granted on February 18, 2005. One-third of the shares was fully vested as of the grant date, and an additional one-third of the shares will vest on each of August 31, 2006 and August 31, 2007.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-money Options at
			August 31, 2005(#)		August 31, 2005($)
	Shares Acquired
	Upon	Value Realized
Name	Exercise(#)(1)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
William D. Green	—	—	—	—	—	—
Michael G. McGrath	—	—	27,335	—	—	—
Mark Foster	—	—	10,842	21,687	—	—
Karl-Heinz Flöther	—	—	9,658	19,317	—	—
Diego Visconti	—	—	25,968	—	—	—

(1)	None of the Named Executive Officers exercised any options during fiscal 2005.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the Federal securities laws, Accenture Ltd’s directors, executive officers and beneficial owners of more than 10% of Accenture Ltd’s Class A common shares or Class X common shares are required within a prescribed period of time to report to the Securities and Exchange Commission transactions and holdings in Accenture Ltd Class A common shares and Class X common shares. These directors and executive officers are also required to report transactions and holdings in Accenture SCA Class I common shares. Based solely on a review of the copies of such forms received by us and on written representations from certain reporting persons that no annual corrective filings were required for those persons, we believe that during fiscal 2005 all these filing requirements were timely satisfied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of More than Five Percent
     As of October 12, 2005, the only person known by us to be a beneficial owner of more than 5% of Accenture SCA’s Class I common shares, Class II common shares or Class III common shares was as follows:

	Class I common shares		Class II common shares		Class III common shares
	Shares	% of shares	shares	% of shares	shares	% of shares
Name and Address of	beneficially	beneficially	beneficially	beneficially	beneficially	beneficially
Beneficial Owner	owned	owned	owned	owned	owned	owned

Accenture Ltd	—	—%	470,958,308	100%	525,579,903(1)	100	%(1)
Canon’s Court 22 Victoria Street
Hamilton HM12, Bermuda

(1)	In addition, Accenture Ltd may be deemed to beneficially own 129,140,477 Class III common shares held by wholly-owned subsidiaries of Accenture SCA. Under Luxembourg law, shares of Accenture SCA held by Accenture SCA or any of its direct or certain indirect subsidiaries may not be voted at meetings of the shareholders of Accenture SCA.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF ACCENTURE LTD
     The following table sets forth, as of October 12, 2005, information regarding beneficial ownership of Accenture Ltd Class A common shares and Class X common shares and Accenture SCA Class I common shares held by (1) each of Accenture Ltd’s directors, Accenture Ltd’s chief executive officer and each of Accenture Ltd’s four most highly compensated executive officers, other than the chief executive officer, serving as executive officers at the end of Accenture Ltd’s 2005 fiscal year and (2) all of the directors and executive officers of Accenture Ltd as a group. To our knowledge, except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after October 12, 2005.

	Accenture SCA Class I common shares			Accenture Ltd Class A common shares			Accenture Ltd Class X common shares			Percentage of the total number of Class A and Class X
	shares	% shares		shares	% shares		shares	% shares		common shares
	beneficially	beneficially		beneficially	beneficially		beneficially	beneficially		beneficially
Name(1)	owned	owned		owned	owned		owned	owned		owned
Joe W. Forehand(2)(3)	570,352	*	%	1,000	**	%	570,352	***	%	****
William D. Green(2)	832,031	*		—	—		832,031	***		****
Steven A. Ballmer	—	—		—	—		—	—		****
Dina Dublon(4)	—	—		62,301	**		—	—		****
Dennis F. Hightower(5)	—	—		35,000	**		—	—		****
William L. Kimsey(6)	—	—		36,094	**		—	—		****
Robert I. Lipp(4)	—	—		199,448	**		—	—		****
Blythe J. McGarvie(4)	—	—		59,603	**		—	—		****
Mark Moody-Stuart(4)	—	—		73,081	**		—	—		****
Wulf von Schimmelmann(7)	—	—		55,000	**		—	—		****
Carlos Vidal(2)(8)	324,225	*		9,020	—		—	—
Karl-Heinz Flöther(9)	—	—		241,245	**		—	—		****
Mark Foster(10)	—	—		537,042	**		—	—		****
Michael G. McGrath(2)(11)	693,999	*		27,335	**		693,999	***		****
Diego Visconti(2)(12)	630,878	*		25,968	**		—	—		****
All directors and executive officers as a group (23 persons)	5,491,962	2.0%		2,489,230	**	%	4,536,859	1.6%		**** %

*	Less than 1% of Accenture SCA’s Class I common shares outstanding.

**	Less than 1% of Accenture Ltd’s Class A common shares outstanding.

***	Less than 1% of Accenture Ltd’s Class X common shares outstanding.

****	Less than 1% of the total number of Accenture Ltd’s Class A common shares and Class X common shares outstanding.

(1)	Address for all persons listed is c/o Accenture, 1661 Page Mill Road, Palo Alto, California 94304 USA.

(2)	Subject to the provisions of its Articles of Association, Accenture SCA is obligated, at the option of the holder of its shares and at any time, to redeem any outstanding Accenture SCA Class I common shares held by the holder. The redemption price per share generally is equal to the market price of an Accenture Ltd Class A common share at the time of the redemption. Accenture SCA has the option to pay this redemption price with cash or by delivering Accenture Ltd Class A common shares on a one-for-one basis. Each time an Accenture SCA Class I common share is redeemed from a holder, Accenture Ltd has the option, and intends to, redeem an Accenture Ltd Class X common share from that holder, for a redemption price equal to the par value of the Accenture Ltd Class X common share, or $.0000225.

(3)	Includes 200,000 Accenture SCA Class I common shares held by a limited partnership in which Mr. Forehand has a beneficial interest.

(4)	Includes 55,000 Accenture Ltd Class A common shares that could be acquired through the exercise of share options within 60 days from October 12, 2005.

(5)	Consists of 35,000 Accenture Ltd Class A common shares that could be acquired through the exercise of share options within 60 days from October 12, 2005.

(6)	Includes 35,000 Accenture Ltd Class A common shares that could be acquired through the exercise of stock options within 60 days from October 12, 2005.

(7)	Consists of 55,000 Accenture Ltd Class A common shares that could be acquired through the exercise of stock options within 60 days from October 12, 2005.

(8)	Consists of 9,020 Accenture Ltd Class A common shares that could be acquired through the exercise of share options within 60 days from October 12, 2005.

(9)	Includes of 9,658 Accenture Ltd Class A common shares that could be acquired through the exercise of stock options within 60 days from October 12, 2005.

(10)	Includes of 10,842 Accenture Ltd Class A common shares that could be acquired through the exercise of stock options within 60 days from October 12, 2005.

(11)	Consists of 27,335 Accenture Ltd Class A common shares that could be acquired through the exercise of stock options within 60 days from October 12, 2005.

(12)	Consists of 25,968 Accenture Ltd Class A common shares that could be acquired through the exercise of stock options within 60 days from October 12, 2005.

INDEPENDENT AUDITORS’ FEES AND OTHER MATTERS
INDEPENDENT AUDITORS’ FEES
     The following table describes fees expensed for professional audit services rendered by KPMG LLP, Accenture Ltd’s principal accountant, for the audit of our annual financial statements for the years ended August 31, 2005 and August 31, 2004, and fees expensed for other services rendered by KPMG LLP during these periods.

Type of Fee	2005	2004
	(in thousands)
Audit Fees(1)	$11,091	$6,425
Audit Related Fees(2)	1,004	2,742
Tax Fees(3)	26	652
All Other Fees(4)	202	130

Total	$12,323	$9,949

(1)	Audit Fees, including those for statutory audits, include the aggregate fees expensed by Accenture during the fiscal year indicated for professional services rendered by KPMG LLP for the audit of Accenture Ltd’s and Accenture SCA’s annual financial statements and review of financial statements included in Accenture’s Forms 10-Q and Form 10-K. For fiscal year 2005, Audit Fees include fees for the audit of Accenture’s internal control over financial reporting.

(2)	Audit Related Fees include the aggregate fees expensed by Accenture during the fiscal year indicated for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of Accenture Ltd’s and Accenture SCA’s financial statements and not included in Audit Fees, including review of registration statements and issuance of consents. Audit Related Fees also include fees for accounting advice and opinions related to various employee benefit plans, and fees for internal control documentation assistance.

(3)	Tax Fees include the aggregate fees expensed by Accenture during the fiscal year indicated for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning.

(4)	All Other Fees include the aggregate fees expensed by Accenture during the fiscal year indicated for products and services provided by KPMG LLP, other than the services reported above, including due diligence reviews.

PROCEDURES FOR AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF
INDEPENDENT AUDITOR
     Pursuant to its charter, the Audit Committee of the Board of Directors of Accenture Ltd is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between Accenture and its independent auditors. KPMG LLP’s engagement to conduct the audit of Accenture SCA for fiscal year 2005 was approved by the Audit Committee on November 4, 2004. Additionally, each permissible audit and non-audit engagement or relationship between Accenture and KPMG LLP entered into since November 4, 2004 has been reviewed and approved by the Audit Committee, as provided in its charter.
     We have been advised by KPMG LLP that a majority of the work done in conjunction with its 2005 audit of Accenture SCA’s financial statements for the most recently completed fiscal year was performed by permanent full-time employees and partners of KPMG LLP.
OTHER MATTERS
     The general partner is not aware of any matters not set forth herein that may come before the General Meeting.
Dated: October 26, 2005